UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

Commission File Number: 000-56142

OBITX, INC.
(Exact name of registrant as specified in charter)
Delaware	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US Highway 17, Fleming Island, FL	32003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number	321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “OBITX,”, “we” and “our” refer to OBITX, Inc. unless the context requires otherwise

Item 8.01. Other Events.

a) OBITX, Inc., a Delaware corporation (the “Company”), with its headquarters in Fleming Island, Florida is filing this current report on Form 8-K to announce that in light of the circumstances and uncertainty surrounding the effects of the COVID-19 coronavirus pandemic on the Company’s business, employees, consultants and service providers, the Company’s board of directors and management has determined that it will delay the filing of its quarterly report on Form 10-Q for the period ended April 30, 2020 (the “Quarterly Report”) by up to 45 days in accordance with the SEC’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended. The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world and thus the Company’s business operations have been disrupted and it is unable to timely review and prepare the Company’s financial statements for the quarter ended April 30, 2020. As such, the Company will be making use of the 45-day grace period provided by the SEC’s Order to delay filing of its Quarterly Report. The Company will file its Quarterly Report by no later than July 30, 2020, 45 days after the original due date of its Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: June 11, 2020

By: /s/ Michael Hawkins

Michael Hawkins,

Chief Executive Officer,

Chief Financial Officer

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